Exhibit 23(a)

               CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2000, relating to the financial statements of Leggett & Platt Incorporated, which appears in Leggett & Platt, Incorporated's Annual Report on Form 10-K for the year ended December 31, 1999.

/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

St. Louis, Missouri

September 29, 2000